Exhibit 5.1 - Legal Opinion and Consent of Goodwin Procter LLP

[GOODWIN PROCTER LLP LETTERHEAD]

September 29, 2004

Medical Information Technology, Inc.
MEDITECH Circle
Westwood, Massachusetts 02090

Re: Registration Statement Number 333-116999

Ladies and Gentlemen:

We have acted as counsel for Medical Information Technology, Inc. (MEDITECH), a Massachusetts corporation, in connection with the Registration Statement on Form S-2 (as amended from time to time, the Registration Statement) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the Securities Act). The Registration Statement relates to the registration of securities associated with a recision offer (the Recision Offer) by MEDITECH pertaining to up to 1,789,593 shares of common stock, par value $1.00 per share, of MEDITECH (the Shares) sold to certain current and former staff members during the month of February from 1997 through 2003.

In connection with rendering this opinion, we have examined (i) the Articles of Organization of MEDITECH, as amended and as on file with the Secretary of State of The Commonwealth of Massachusetts, (ii) the Bylaws of MEDITECH, (iii) such records of the corporate proceedings of MEDITECH as we deemed material, (iv) the Registration Statement and the exhibits thereto, (v) certificates of public officials, and (vi) such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied, without independent verification, upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of MEDITECH or representatives or officers thereof.

We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and The Commonwealth of Massachusetts, and we also express no opinion with respect to the blue sky or securities laws of any state, including, without limitation, Massachusetts.

Based on the foregoing, we are of the opinion that the Shares covered by the Registration Statement will be, when and if they are deemed to have been issued pursuant to the Registration Statement, validly issued, fully paid and nonassessable under the Massachusetts Business Corporation Law. The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities with respect to the Recision Offer.

This opinion shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Associations Business Law Section as published in 53 Business Lawyer 831 (May 1998).

This opinion is being furnished to you for your benefit in connection with the Registration Statement, and may not be used or relied upon by you for any other purpose, nor may this opinion be quoted from, circulated, relied upon or otherwise referred to, by any other person or entity (other than shareholders of MEDITECH), without our prior written consent. This opinion is given as of the date first set forth above, and we assume no obligation to update this opinion.

We hereby consent to being named as counsel to MEDITECH in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

Sincerely,

GOODWIN PROCTER LLP